UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

FRIEDMAN INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	1-07521	74-1504405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1121 Judson Road Suite 124, Longview, Texas 75601

(Address of principal executive offices, including zip code)

(903) 758-3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	FRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2021, Friedman Industries, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) providing for a $10.0 million revolving line of credit facility (the “Credit Facility”) with JPMorgan Chase Bank, N.A. (the “Bank”). Pursuant to the Credit Agreement, the Company entered into a Line of Credit Note on March 8, 2021, evidencing the Credit Facility (the “Promissory Note”). The Credit Facility expires on July 15, 2021. The term of the Credit Facility is relatively short because the Company is currently evaluating proposals for longer term credit arrangements. The purpose of the Credit Facility is to make funds available, if needed, to support business operations and potential working capital needs until a longer term credit arrangement can be put in place.

Borrowings under the Credit Facility bear interest at the LIBOR rate plus 2.25%. Interest payments on amounts advanced are due monthly, and principal payments may be made at any time without penalty. All outstanding principal and accrued interest is due upon expiration of the Credit Facility. Pursuant to a Continuing Security Agreement (the “Security Agreement”) executed by the Company on March 8, 2021, the Credit Facility is collateralized by all business assets of the Company except real estate.

Access to funds under the Credit Facility is subject to a borrowing base requirement. The borrowing base is calculated as 80% of eligible accounts receivable plus 50% of eligible inventory. The total amount contributed to the borrowing base by eligible inventory shall not exceed 50% of the total amount contributed by eligible accounts receivable.

The Credit Facility contains certain customary affirmative and negative covenants. Financial covenants contained in the Credit Facility include:

●

The Company will not permit at any fiscal quarter end its Fixed Charge Coverage Ratio to be less than 1.25 to 1.00. The Fixed Charge Coverage Ratio is calculated on a trailing twelve-month period as the ratio of:

o	net income plus income tax expense, amortization expense, depreciation expense and interest expense, minus maintenance capital expenditures not financed by long-term debt, to

o	scheduled principal payments due, plus scheduled capital lease payments made, interest expense paid, income tax expense paid, and cash distributions paid.

In the event of an uncured event of default, amounts borrowed under the Credit Facility and all unpaid interest will become due immediately at the Bank’s option.

As of the filing date of this Current Report on Form 8-K, the Company has not borrowed any amount under the Credit Facility.

The foregoing descriptions of the Credit Agreement, Credit Facility, Promissory Note and Security Agreement are not complete and are qualified in their respective entireties by the full text of the documents which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ending March 31, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         March 10, 2021

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
Alex LaRue
Chief Financial Officer - Secretary and Treasurer